UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

CARDIFF LEXINGTON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

401 E. Las Olas Blvd. Suite 1400, Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 628-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Reference is made to the Forms 12b-25 (or amendments thereto) filed by Cardiff Lexington Corporation (the “Company”) on August 24, 2021 and November 12, 2021 (the “12b-25s”) with respect to the Company’s Quarterly Reports on Form 10-Q for the respective periods ended June 30, 2021 and September 30, 2021, which 12b-25s are incorporated by reference herein.

The Company has now concluded that the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2020 included in our Annual Report on Form 10-K (the “2020 10-K”) and the Company’s unaudited condensed consolidated financial statements for the three months ended and year-to-date period ended March 31, 2021 (the “2021 Q-1 10-Q”) (the periods covered by the 2020 10-K and the 2021 Q-1 10-Q being referred to herein as the “Affected Periods”) should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company's financial results for the Affected Periods should no longer be relied upon.

As a result, the Company will restate the financial statements for the Affected Periods. The restatement primarily relates to the accounting for (1) the valuation of embedded derivative liabilities in certain matured convertible notes and (2) the accounting treatment for changes in certain rights and privileges with respect to certain classes of preferred stock on January 10, 2020:

•	For certain convertible notes in default containing embedded derivatives (the “Notes”), the Company originally valued the derivative liability using a Black-Scholes Model, but without consideration to a time value component (the term, volatility, or discount rates), because these notes had matured and were immediately due. As a result, the embedded derivatives for expired notes were measured using a valuation methodology which was analogous to the use of intrinsic value. Company management has reconsidered the methodology previously applied, and determined that the use of all inputs to the Black-Scholes Model is more appropriate in the determination to measure the fair value of all derivative liabilities.

•	The Company originally did not reflect the impact of amendments which resulted in modifications in certain rights and privileges for certain classes of its preferred stock. Subsequent to the issuance of its financial statements for the year ended December 31, 2020, Company management determined that these modifications resulted in changes to the carrying value of certain classes of preferred stock, which should have been accounted for as a deemed dividend at the time of modification.

The Company expects to file amendments to the 2020 10-K and to the 2021 Q-1 10-Q immediately following the filing of this Current Report on Form 8-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Daszkal Bolton LLP, the company’s prior independent registered public accounting firm and with Rosenberg Rich Baker Berman PA, the Company’s current registered public accounting firm.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF LEXINGTON CORPORATION

By: /s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

Date: February 17, 2022

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